Universal Technical Institute Reports Fiscal Year 2019 Second Quarter Results

- New student starts were up 11.2% for the fiscal second quarter and 12.7% year to date
- Cash flow from operations for the six-month period was $2.8 million
- Adjusted free cash flow for the first half of 2019 was $3.0 million
- Re-affirming 2019 guidance

SCOTTSDALE, ARIZ. - May 9, 2019 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2019 second quarter ended March 31, 2019.

Kim McWaters, UTI’s President and Chief Executive Officer, stated, “The continued success of our Transformation Plan helped drive growth in new student starts and our average student population for the fiscal second quarter. New student start growth was 11.2%, with half of the growth coming from our new Bloomfield, New Jersey campus. Multiple quarters of student start growth drove our average student population higher than the year before.

“For the six-month period ending March 31, 2019, we generated $2.8 million in cash flow from operations and $3.0 million in adjusted free cash flow through new student start growth, improved operating efficiencies and continued rationalization of our campus footprint. Based on our progress year to date, we are reaffirming our 2019 guidance and remain well-positioned for 2020."

Financial Results for the Three-Month Period Ended March 31 2019 Compared to 2018

•	Revenues increased 1.3% to $81.7 million, driven by higher average full-time enrollment. The increase occurred despite one less earning day compared to the prior year period.

•
Operating expenses decreased by 2.4% to $87.3 million, primarily due to lower compensation and related costs and contract and professional services expense. This decline was partially offset by $1.25 million in one-time costs related to the Norwood, Massachusetts campus exit and $1.3 million in direct costs from the Bloomfield, New Jersey campus that did not occur in the prior year period. UTI expects the Norwood, Massachusetts campus exit to result in an improvement in annual pre-tax net income, EBITDA and cash flows of between $4 million and $5 million starting in 2021.

•	Operating loss was $5.6 million, compared to an operating loss of $8.8 million.

•	Net loss was $5.3 million, compared to a net loss of $8.8 million.

•	Adjusted operating loss was $4.2 million, compared to an adjusted operating loss of $6.7 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

•	Loss available for distribution to common shareholders was $6.6 million, or $0.26 per share, compared to a loss of $10.1 million, or $0.40 per share.

•	Adjusted EBITDA was $0.8 million, compared to an Adjusted EBITDA loss of $2.3 million.

Financial Results for the Six-Month Period Ended March 31 2019 Compared to 2018

•
Revenues increased 1.8% to $164.8 million, driven by higher average full-time enrollment. The increase was net of a decrease in industry training revenue and slightly higher tuition discounts compared to the prior year period.

•
Operating expenses increased 1.9% to $177.6 million, due to $1.25 million of one-time costs for the Norwood, Massachusetts campus closure and $1.7 million in higher transformation consultant fees due to a one-time exit cost realized in October 2018. The growing student population at the Bloomfield, New Jersey campus added $2.9 million of direct costs year over year.

•	Operating loss was $12.8 million, compared to an operating loss of $12.4 million.

•	Net loss was $12.9 million, compared to a net loss of $10.0 million (includes $2.9 million tax benefit).

•	Adjusted operating loss was $7.2 million, compared to an adjusted operating loss of $8.7 million.

•	Loss available for distribution to common shareholders was $15.6 million, or $0.61 per share, compared to a loss of $12.6 million, or $0.50 per share.

•	Adjusted EBITDA was $2.1 million, compared to Adjusted EBITDA of $0.3 million.

•	Cash flow from operating activities was $2.8 million, improving $8.9 million.

•	Adjusted free cash flow was $3.0 million, improving by $9.9 million.

Student Metrics

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Total starts	2,022	1,819	3,533	3,135
Average undergraduate full-time student enrollment	10,576	10,394	10,898	10,823
End of period undergraduate full-time student enrollment	10,208	10,005	10,208	10,005

2019 Outlook
UTI reaffirms the following guidance:

•	UTI expects new student starts to grow in the mid to high single digits in fiscal 2019 across the existing campuses and UTI's new Bloomfield, New Jersey campus.

•	Fiscal 2019 average student population is anticipated to be up low single digits as a result of the transformation plan initiatives and the Bloomfield, New Jersey campus.

•	UTI expects full year 2019 revenue to range between $322 million and $332 million, compared to $317 million in fiscal 2018, reflecting the expected increase in the average student population.

•
Operating expenses are expected to range between $337 million and $347 million, compared to $352.2 million in fiscal 2018. The decrease in operating expenses are driven across multiple expense categories.

•	UTI expects an operating loss of between $10 million and $15 million. UTI expects an adjusted operating loss of between $6 million and $11 million.

•	UTI expects to be operating cash flow and adjusted free cash flow positive in fiscal 2019 with an ending cash balance at or above the same level as year-end 2018.

•	Net loss is expected to range between $10 million and $15 million. Adjusted EBITDA is expected to be positive and range between $9 million and $15 million.

•	Capital expenditures are expected to range between $6 million and $8 million.

Conference Call
Management will hold a conference call to discuss the 2019 second quarter results on Friday, May 10th at 8:00 a.m. PDT (11:00 a.m. EDT). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 90 days or the replay can be accessed through May 24, 2019 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10130240.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company’s normal recurring operations. Management defines adjusted operating income as operating income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses. Management defines free cash flow as cash flow from operating activities less capital expenditures. Management defines adjusted free cash flow as cash flow from operating activities less capital expenditures, adjusted for items not considered as part of the company’s normal recurring operations. Management chooses to disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company’s transformation initiative and startup costs related to the Bloomfield, New Jersey campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net income (loss), operating income (loss) and cash flow from operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or cash flow from operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Information reconciling forward-looking adjusted EBITDA, adjusted operating income and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of adjusted EBITDA, adjusted operating income or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 53-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Scott Yessner
Interim Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0977

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
	(In thousands, except per share amounts)
Revenues	$81,746	$80,663	$164,796	$161,819
Operating expenses:
Educational services and facilities	45,822	45,817	91,557	89,898
Selling, general and administrative	41,504	43,666	86,024	84,345
Total operating expenses	87,326	89,483	177,581	174,243
Loss from operations	(5,580)	(8,820)	(12,785)	(12,424)
Other income (expense):
Interest expense, net	(416)	(500)	(827)	(931)
Equity in earnings of unconsolidated affiliate	101	96	198	193
Other income, net	721	354	656	328
Total other income (expense), net	406	(50)	27	(410)
Loss before income taxes	(5,174)	(8,870)	(12,758)	(12,834)
Income tax expense (benefit)	89	(37)	222	(2,866)
Net loss and comprehensive loss	$(5,263)	$(8,833)	$(12,980)	$(9,968)
Preferred stock dividends	1,295	1,295	2,618	2,618
Loss available for distribution	$(6,558)	$(10,128)	$(15,598)	$(12,586)

Loss per share:
Net loss per share - basic	$(0.26)	$(0.40)	$(0.61)	$(0.50)
Net loss per share - diluted	$(0.26)	$(0.40)	$(0.61)	$(0.50)
Weighted average number of shares outstanding:
Basic	25,412	25,057	25,366	25,032
Diluted	25,412	25,057	25,366	25,032

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2019	September 30, 2018
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$52,925	$58,104
Restricted cash	14,019	14,055
Receivables, net	10,965	21,106
Notes receivable, current portion	5,181	5,183
Prepaid expenses	10,778	10,320
Other current assets	7,265	8,027
Total current assets	101,133	116,795
Property and equipment, net	110,115	114,848
Goodwill	8,222	8,222
Notes receivable, less current portion	30,453	31,194
Other assets	10,414	11,219
Total assets	$260,337	$282,278

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$43,591	$46,617
Deferred revenue	36,482	38,236
Accrued tool sets	2,899	2,397
Financing obligation, current portion	1,434	1,319
Income tax payable	20	—
Other current liabilities	3,727	3,893
Total current liabilities	88,153	92,462
Deferred tax liabilities, net	329	329
Deferred rent liability	10,265	12,003
Financing obligation	39,961	40,715
Other liabilities	9,395	10,124
Total liabilities	148,103	155,633

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 32,362,262 shares issued and 25,497,365 shares outstanding as of March 31, 2019 and 32,168,795 shares issued and 25,303,898 shares outstanding as of September 30, 2018	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of March 31, 2019 and September 30, 2018, liquidation preference of $100 per share	—	—
Paid-in capital - common	187,919	186,732
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 6,864,897 shares as of March 31, 2019 and September 30, 2018	(97,388)	(97,388)
Retained deficit	(47,153)	(31,555)
Total shareholders’ equity	112,234	126,645
Total liabilities and shareholders’ equity	$260,337	$282,278

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net loss	$(12,980)	$(9,968)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,614	6,713
Amortization of assets subject to financing obligation	1,341	1,341
Bad debt expense	554	738
Stock-based compensation	1,312	1,100
Deferred income taxes	—	(2,812)
Equity in earnings of unconsolidated affiliate	(198)	(193)
Training equipment credits earned, net	473	2
Other gains, net	193	91
Changes in assets and liabilities:
Receivables	9,652	3,551
Prepaid expenses and other assets	(730)	(2,065)
Other assets	738	(52)
Notes receivable	743	(1,591)
Accounts payable and accrued expenses	(2,154)	4,539
Deferred revenue	(1,754)	(5,748)
Income tax payable/receivable	342	(1,866)
Accrued tool sets and other current liabilities	644	438
Deferred rent liability	(1,738)	(300)
Other liabilities	(244)	9
Net cash provided by (used in) operating activities	2,808	(6,073)
Cash flows from investing activities:
Purchase of property and equipment	(4,782)	(7,613)
Proceeds from disposal of property and equipment	8	1
Proceeds received upon maturity of investments	—	7,043
Purchase of trading securities	—	(894)
Proceeds from sales of trading securities	—	40,902
Return of capital contribution from unconsolidated affiliate	133	165
Net cash provided by (used in) investing activities	(4,641)	39,604
Cash flows from financing activities:
Payment of preferred stock cash dividend	(2,618)	(2,618)
Payment of financing obligation	(639)	(536)
Payment of payroll taxes on stock-based compensation through shares withheld	(125)	(11)
Net cash used in financing activities	(3,382)	(3,165)
Change in cash, cash equivalents and restricted cash:
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,215)	30,366
Cash, cash equivalents and restricted cash, beginning of period	72,159	64,960
Cash, cash equivalents and restricted cash, end of period	$66,944	$95,326

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same amounts shown in the condensed consolidated statements of cash flows.

	March 31, 2019	March 31, 2018
	(In thousands)
Cash and cash equivalents	$52,925	$82,245
Restricted cash	14,019	13,081
Total cash, cash equivalents and restricted cash shown in condensed consolidated statements of cash flows	$66,944	$95,326

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
	(In thousands)
Net loss, as reported	$(5,263)	$(8,833)	$(12,980)	$(9,968)
Interest expense, net	416	500	827	931
Income tax expense (benefit)	89	(37)	222	(2,866)
Depreciation and amortization	4,439	4,355	8,697	8,731
EBITDA	$(319)	$(4,015)	$(3,234)	$(3,172)

Non-recurring consulting fees for transformation initiative	—	1,163	4,224	2,563
Start-up costs associated with Bloomfield, New Jersey campus opening	—	827	—	1,179
Net restructuring charge for Norwood campus exit	1,250	—	1,250	—
Norwood campus	(112)	(284)	(121)	(311)
Adjusted EBITDA, non-GAAP	$819	$(2,309)	$2,119	$259

Adjusted Free Cash Flow

	Six Months Ended March 31,
	2019	2018
	(In thousands)
Cash flow provided by operating activities, as reported	$2,808	$(5,951)

Purchase of Property and Equipment	(4,782)	(7,613)
Non-recurring consulting fees for transformation initiative(1)	3,950	2,563
Cash outflow associated with Bloomfield, New Jersey campus opening	—	4,094
Cash outflow associated with Norwood campus exit	1,004	—
Free cash flow provided by Norwood campus operations	42	(16)
Adjusted free cash flow, non-GAAP	$3,022	$(6,923)

Adjusted Operating Loss

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
	(In thousands)
Loss from operations, as reported	$(5,580)	$(8,820)	$(12,785)	$(12,424)
Non-recurring consulting fees for transformation initiative(1)	—	1,163	4,224	2,563
Start-up costs associated with Bloomfield, New Jersey campus opening	—	831	—	1,183
Net restructuring charge for Norwood campus exit	1,250	—	1,250	—
Norwood campus operating loss	81	151	126	26
Adjusted income (loss) from operations, non-GAAP	$(4,249)	$(6,675)	$(7,185)	$(8,652)

(1)In October 2018, we terminated our agreement with the consultant and paid a termination fee of $3.95 million related to our transformation plan. The consulting services covered marketing, admissions, future student processing, retention and cost savings initiatives. We determined that the Company has developed sufficient expertise to execute transformation plan efforts internally. Total expense recognized during the six months ended March 31, 2019, related to the consultant were $4.22 million. During the three and six months ended March 31, 2018, we also incurred $1.2 million and $2.6 million, respectively in fees to the same consultant as we began our transformation plan.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
	(In thousands)
Salaries expense	$35,433	$34,864	$70,440	$68,900
Employee benefits and tax	7,987	8,322	15,478	15,701
Bonus expense	2,247	2,952	5,077	4,714
Stock-based compensation	668	791	1,362	1,150
Total compensation and related costs	$46,335	$46,929	$92,357	$90,465

Contract and professional services expense	$2,994	$3,448	$9,129	$7,168
Depreciation and amortization expense	$4,439	$4,355	$8,697	$8,731
Loss/(gain) on fixed assets	$243	$(7)	$240	$(31)
Occupancy expense, net of subleases	$9,036	$9,504	$18,340	$18,724
Student expenses	$476	$303	$1,260	$631
Student training aids	$212	$579	$511	$1,112

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